UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Caris Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Texas (State of incorporation or organization)	85-2077369 (I.R.S. Employer Identification No.)

750 W. John Carpenter Freeway, Suite 800, Irving, TX (Address of Principal Executive Offices)	75039 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, $0.001 par value per share	Name of each exchange on which each class is to be registered The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-287551.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.001 par value per share, of Caris Life Sciences, Inc., a Texas corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus forming a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-287551) initially filed with the Securities and Exchange Commission (the “SEC”) on May 23, 2025, including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is incorporated by reference herein. In addition, any prospectus subsequently filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement because no other securities of the Registrant are registered on the The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 13, 2025	Caris Life Sciences, Inc.

	By:	/s/ J. Russel Denton
	Name:	J. Russel Denton
	Title:	Senior Vice President, General Counsel, and Secretary